Exhibit 99.1
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FOR IMMEDIATE RELEASE

Contact:
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Elaine Haney
Switchboard Incorporated
Phone: 508-898-8146
Email: ehaney@switchboard.com
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             SWITCHBOARD APPOINTS MIKE RUFFOLO TO BOARD OF DIRECTORS

  Akamai COO Brings 20+ Years of Industry Leadership Experience to Switchboard

WESTBOROUGH, Mass., December 10, 2003 - Switchboard Incorporated (Nasdaq: SWBD), a leading provider of local online advertising solutions and Internet-based yellow pages, today announced that Michael A. Ruffolo, chief operating officer of Akamai Technologies, Inc. (Nasdaq: AKAM), has joined the company's Board of Directors.

"Switchboard is a dynamic company well positioned to benefit from a high-growth segment of the online advertising industry - local," stated Mr. Ruffolo. "With advertising products like LocalClicks(TM), the company is helping advertisers to successfully reach consumers performing local searches and convert those searches to local business leads - something many competitors are talking about but few can deliver."

Prior to joining Akamai, Ruffolo served as Executive Vice President, Global Sales, Services and Marketing at EMC Corporation. At EMC, Ruffolo directed the Company's worldwide sales, customer service, professional services, and marketing operations, managing more than 12,000 people worldwide and driving over $8.5 billion in revenue. In addition, Ruffolo was President of the Document Solutions Group at Xerox Corporation, which had annual revenues of more than $3 billion.

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Ruffolo graduated summa cum laude from the University of Dayton and earned an
M.B.A. from Harvard Business School. He also completed the Advanced Management Programme at the European Institute of International Business (INSEAD).

"Mike brings a wealth of experience and knowledge in sales, marketing and operations to the board and will be a tremendous asset as we provide guidance to the Switchboard executive team in the development of initiatives to drive business growth," said Bill Ferry, Chairman of the Board of Directors for Switchboard Incorporated.

About Switchboard Incorporated
Switchboard is a leading provider of local online advertising solutions for merchants and national advertisers, enabled by our innovative, consumer-oriented, online yellow and white pages directory technology. A pioneer of locally-oriented business searching, Switchboard.com and the sites of its many directory affiliates connect nearly 9 million unique, ready-to-buy consumers each month with the businesses that have what they need, driving local commerce through online innovation. Switchboard is headquartered in Westborough, MA. For more information, visit www.switchboard.com. ePresence (NASDAQ: EPRE)
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owns approximately 51.1% of the outstanding shares of Switchboard.

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Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results or performance are based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Switchboard may fail to achieve long-term growth and may fail to achieve improved operating results over the next several quarters; Switchboard's sales of the LocalClicks products may fail to evolve as hoped, or may fail to produce the expected benefits. For a detailed discussion of these and other cautionary statements, please refer to Switchboard's filings with the Securities and Exchange Commission, including Switchboard's Annual Report on Form 10-K filed on March 28, 2003 and most recent Quarterly Report on Form 10-Q filed on November 14, 2003. Switchboard cautions readers to consider carefully the foregoing factors and other such factors. Further, Switchboard's forward-looking statements speak only as of the date on which such statements are made. Switchboard disclaims any intention or

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obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. SOURCE Switchboard Incorporated.